UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2005

Verdisys, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

333-64122	22-3755993
(Commission File Number)	(I.R.S. Employer Identification No.)

14550 Torrey Chase Boulevard, Suite 330 Houston, Texas	77014-1022
(Address of Principal Executive Offices)	(Zip Code)

(281) 453-2888

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 5, 2005, Verdisys, Inc. issued a press release announcing that the contingencies related to the lawsuit settlement agreement with Edge Capital Group, Inc. have been met and the parties involved will now file to dismiss the lawsuits. Additionally, an escrow account established to handle the exchange of securities under the terms of the settlement agreement has been closed generating $375,000 in cash for the benefit of Verdisys. The cash is to settle a dispute related to contracts for work to have been performed by Verdisys on behalf of Energy 2000 during 2003.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated April 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDISYS, INC. (Registrant)

Dated: April 7, 2005	By:	/s/ David M. Adams
David M. Adams
Chief Operating Officer

Dated: April 7, 2005	By:	/s/ John O’Keefe
John O’Keefe
Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description
99.1	Press Release, dated April 5, 2005, relating to closing of Edge Capital Group, Inc. lawsuit settlement and receipt of $375,000 in cash.